SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported, September 2, 2010)

EXOUSIA ADVANCED MATERIALS, INC.
(Exact name of registrant as specified in its charter)

Texas	333-87696	90-0347581
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 Fifth Avenue, Suite 5720
New York, New York, 10118-5720
(Address of principal executive offices)

(Telephone number, including area code of agent for service)  (212) 196-4333

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announces that Mr. Robert A. Roddie has been elected to the Company’s Board of Directors effective as of September 2, 2010.

The Company announces that Mr. J. Wayne Rodrigue has resigned as director effective as of September 2, 2010.   His resignation was not the result of any dispute or disagreement with the Company. Mr. Rodrigue has waived any claim for past compensation including accrued but unpaid salaries and unexercised stock options.  The Company had accrued $231,743.25 in accrued but unpaid compensation owed to Mr. Rodrigue through June 30, 2010.

The Company announces that Mr. Robert L. Brindley has resigned as director effective as of September 2, 2010.   His resignation was not the result of any dispute or disagreement with the Company.

Item 8.01 Other Events

A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Copy of Resignation Letter from Robert L. Brindley
99.2	Copy of Resignation Letter and Resignation Agreement for J. Wayne Rodrigue
99.3	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOUSIA ADVANCED MATERIALS, INC.
/s/ Robert Roddie
Date: September 9, 2010	By: Robert Roddie
CFO and Executive Vice President